                     SECURITIES AND EXCHANGE COMMISSION



                           WASHINGTON, D.C.  20549




                      -------------------------------------




                                  FORM 8-K





                               CURRENT REPORT



                   PURSUANT TO SECTION 13 OR 15(d) of the



                       SECURITIES EXCHANGE ACT OF 1934





     Date of Report (Date of earliest event reported)   23 October 1996
                                                        ---------------





                      Air Products and Chemicals, Inc.
                    -----------------------------------
             (Exact name of registrant as specified in charter)



            Delaware                                        1-4534                             23-1274455
------------------------------------------            -------------------------         -----------------------------
(State of other jurisdiction of incorporation)         (Commission file number)           (IRS Identification number)


7201 Hamilton Boulevard, Allentown, Pennsylvania                                             18195-1501
-------------------------------------------------                                       ----------------------
(Address of principal executive offices)                                                     (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ---------------

Item 5.  Other Events.

        The Registrant reported net income of $94 million, or 85 cents per share, for the quarter ended September 30, 1996. These results compare with net income of $93 million, or 84 cents per share, in the year-ago quarter. Sales rose 7 percent, to $1.1 billion versus $979 million last year.

        Industrial gas sales were up 5 percent for the quarter, reflecting good progress loading new plant and pipeline capacity, principally for the U.S. chemicals processing and refinery industry. Operating income was down 6 percent, as modest profit growth in North America partially offset weaker results in northern Europe. Gas equity affiliate income was up for the quarter, with the company's Asian, Italian, and Spanish joint ventures reporting good results. With operating income up $8 million over the prior year, the equipment and services segment continued to post broad-based improvement and will take a substantial backlog of high-quality project work into the next fiscal year.

        Chemicals sales rose 9 percent, driven by volume gains in most major businesses. Operating income increased by 3 percent, as scheduled plant outages and associated inventory reductions tempered the quarter's results.

        Profits for the environmental and energy systems segment were up from a year ago, benefiting from improved operations across all businesses and some favorable contract-related settlements.

        The Corporate and Other segment included a modest loss on foreign exchange in the current period, compared to a prior year gain of approximately $7 million.

        The quarter's results also included higher interest expense related to the company's capital investment program.

        For fiscal 1996, the Registrant reported net income of $416 million, or $3.73 per share, versus $368 million, or $3.29 per share, for the same period last year. Excluding special items in both years (an after-tax gain of $41 million, or 36 cents per share, in the current fiscal year and an after-tax gain of $6 million, or 6 cents per share, in 1995) earnings per share increased 4 percent and return on equity was 15 percent. Sales of $4 billion were up 4 percent over the prior year.

        Financial tables follow:




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
                       AIR PRODUCTS AND CHEMICALS, INC.
                SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                 (Unaudited)

(In millions, except earnings per share)
----------------------------------------------------------------------------
                           Three Months Ended      Twelve Months Ended
                              30 September            30 September
                            1996        1995         1996      1995
----------------------------------------------------------------------------
 Sales                     $1,051       $979         $4,008     $3,865

 Net Income                $   94       $ 93         $  416(a)  $  368(b)

 Earnings Per Share        $  .85       $.84         $ 3.73(a)  $ 3.29(b)
----------------------------------------------------------------------------


(a)Includes an after-tax gain of $41 million, or $.36 per share, from the settlement with Bankers Trust Company over losses reported in fiscal 1994 associated with leveraged interest rate swap contracts.

(b)Includes an after-tax gain of $6 million, or $.06 per share, from the sale of an industrial gas plant.




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


                       AIR PRODUCTS AND CHEMICALS, INC.
                              OPERATING RESULTS
                                 (Unaudited)

SUMMARY BY BUSINESS SEGMENTS
(In millions)
-----------------------------------------------------------------------------------------
                                             Three Months Ended       Twelve Months Ended
                                                 30 September            30 September
                                             1996        1995         1996       1995
-----------------------------------------------------------------------------------------
Sales:
 Industrial                                  $  590       $564        $2,310     $2,177
 Chemicals                                      360        332         1,362      1,359
 Environmental/Energy                            17         16            60         58
 Equipment/Services                              84         67           276        271
-----------------------------------------------------------------------------------------
     CONSOLIDATED                            $1,051       $979        $4,008     $3,865
-----------------------------------------------------------------------------------------
Operating Income:
 Industrial Gases                            $  101       $107        $  406     $  445
 Chemicals                                       42         41           199        193
 Environmental/Energy                             6         (3)            8         (5)
 Equipment/Services                              10          2            23         (2)
 Corporate and Other                            (16)        (4)          (45)       (29)
-----------------------------------------------------------------------------------------
     CONSOLIDATED                            $  143       $143        $   591    $  602
-----------------------------------------------------------------------------------------
Equity Affiliates' Income:
 Industrial Gases                            $   13       $  9        $    44    $   22
 Chemicals                                       --          1             --         1
 Environmental/Energy                            13          8             36        28
-----------------------------------------------------------------------------------------
     CONSOLIDATED                            $   26       $ 18        $    80    $   51

Gain on settlement of leveraged
 interest rate swaps                             --         --             67        --
Interest expense                                 35         25            129       100
-----------------------------------------------------------------------------------------
INCOME BEFORE TAXES                             134        136            609       553
Income taxes                                     40         43            193       185
-----------------------------------------------------------------------------------------
NET INCOME                                   $   94       $ 93        $   416    $  368
-----------------------------------------------------------------------------------------




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


During the second quarter of 1996, the Company reached a $67 million settlement with Bankers Trust Company over $107 million in losses the Company reported in fiscal 1994 associated with leveraged interest rate swap contracts. The settlement included the termination of two previously closed contracts with Bankers Trust. Prior to the settlement there was an outstanding liability of $62 million associated with these closed contracts. The results for the twelve months ended 30 September 1996 include a gain of $67 million ($41 million after tax) from the settlement.

In April 1996, the Company announced its plan to divest its joint venture interest in a waste-to-energy business and commence a share repurchase program designed to acquire approximately 10 percent of its 112 million shares outstanding for financial reporting purposes. The company bought back 1.8 million shares of its common stock during fiscal year 1996.

The twelve months ended 30 September 1995 include a gain of $11 million ($6 million after tax) from the sale of an industrial gas plant.

                       AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)

SUMMARY BY GEOGRAPHIC REGIONS
(In millions)
--------------------------------------------------------------------------------
                                         Three Months Ended  Twelve Months Ended
                                            30 September         30 September
                                           1996      1995       1996      1995
--------------------------------------------------------------------------------
Sales:
   United States                          $  794     $735      $3,017    $2,895
   Europe                                    214      211         832       837
   Canada/Latin America                       37       32         143       130
   Other                                       6        1          16         3
--------------------------------------------------------------------------------
      CONSOLIDATED                        $1,051     $979      $4,008    $3,865
--------------------------------------------------------------------------------
Operating Income:
   United States                          $  109     $101      $  461    $  457
   Europe                                     30       34         116       119
   Canada/Latin America                        4        8          14        26
   Other                                      --       --          --        --
--------------------------------------------------------------------------------
      CONSOLIDATED                        $  143     $143      $  591    $  602
--------------------------------------------------------------------------------
Equity Affiliates' Income:
   United States                          $   14     $  8      $   35    $   27
   Europe                                      6        5          24        16
   Canada/Latin America                        2        4           8         4
   Other                                       4        1          13         4
--------------------------------------------------------------------------------
      CONSOLIDATED                        $   26     $ 18      $   80    $   51
--------------------------------------------------------------------------------


For the twelve months ended 30 September 1995, operating income of the United States includes a gain of $11 million from the sale of an industrial gas plant.




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                                                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Air Products and Chemicals, Inc.
                                        --------------------------------------
                                         (Registrant)




Dated: 23 October 1996                  By:       /s/ Arnold H. Kaplan
                                           ------------------------------------
                                                     Arnold H. Kaplan
                                                 Vice President - Finance





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